Participating Funds

■ U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Active Stock Russell 1000 Alpha Tilts   (RASCORE)
AST BlackRock Global Strategies Portfolio - Large Cap Core (PRU-AA-LCC)
AST BlackRock Global Strategies Portfolio - US High Yield (PRU-AA-HY)
AST BlackRock Value Portfolio (E_PRU-LCV)
BlackRock Balanced Capital Portfolio (EQ) (Ins - Series) (BCS_E)
BlackRock Balanced Capital VI Fund (EQ) (BVI_E)
BlackRock Corporate High Yield Fund III, Inc. (CYE)
BlackRock Corporate High Yield Fund V, Inc. (HYV)
BlackRock Corporate High Yield Fund VI, Inc. (HYT)
BlackRock Corporate High Yield Fund, Inc. (COY)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock High Yield Portfolio (MIST-HY)
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI)
BlackRock High Yield Trust (BHY)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Large Cap Core Plus Fund (Long) (BR_LCP-L)
BlackRock Large Cap Core Portfolio of BlackRock Series Fund, Inc. (BR_LCC)
BlackRock Large Cap Core V.I. Fund of BlackRock Variable Series Funds, Inc. (BVA_LCVI)
BlackRock Large Cap Value V.I. Fund of BlackRock Variable Series Funds, Inc (BVA_LVVI)
BlackRock Managed Volatility - Large Cap Value Portfolio (BR_AA_LV)
Master Large Cap Core Portfolio of the Master Large Cap Series LLC (MF_LCC)
Master Large Cap Value Portfolio of the Master Large Cap Series Trust (MF_LCV)
Metropolitan Series BlackRock Diversified Portfolio (Large Cap Core)  (E_METD_E)
Metropolitan Series Fund: Large Cap Value Portfolio (E_METLCV)
MIST Large-Cap Core (E_TRAVLC)
Transamerica BlackRock Large Cap Value VP (E_AT-LCV)
Transamerica Large Company (E_ATLCV2)

The Offering

Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:	09-11-2012
Security Type:	EQUITY/EQUITY

Issuer	American International Group, Inc.
Selling Underwriter	JP Morgan Securities Inc., Deutsche Bank Securities Inc.,
Affiliated Underwriter(s)	PNC
List of Underwriter(s)
Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, BNP Paribas Securities Corp., HSBC Securities (USA) Inc., Piper Jaffray & Co., RBS Securities Inc., Samuel A. Ramirez & Company, Inc., Santander Investment Securities Inc., Standard Chartered Bank, The Williams Capital Group, L.P., CastleOak Securities, L.P., Drexel Hamilton, LLC, ING Financial Markets LLC, Lebenthal & Co., LLC, Loop Capital Markets LLC, Macquarie Capital (USA) Inc., Mizuho Securities USA Inc., Natixis Securities Americas LLC, Nomura Securities International, Inc., PNC Capital Markets LLC, Raymond James & Associates, Inc., Scotia Capital (USA) Inc., SG Americas Securities, LLC, SMBC Nikko Capital Markets Limited, UniCredit Capital Markets LLC, BNY Mellon Capital Markets, LLC, C.L. King & Associates, Inc., Dowling & Partners Securities, LLC, Keefe Bruyette & Woods, Inc., MFR Securities, Inc., Mischler Financial Group, Inc., Muriel Siebert & Co., Inc., Sanford C. Bernstein & Co., LLC, Sterne, Agee & Leach, Inc., Stifel, Nicolaus & Company, Incorporated, Toussaint Capital Partners, LLC, Blaylock Robert Van, LLC, Atlantic Equities LLC

Transaction Details
Date of Purchase	09-11-2012

Purchase Price/Share (per share / % of par)	$ 32.50	Total Commission, Spread or Profit	0.121875

1. Aggregate Principal Amount Purchased (a+b)	6,500,000
a.US Registered Funds (Appendix attached with individual Fund/Client purchase)	3,862,668
b.Other BlackRock Clients	2,637,332
2. Aggregate Principal Amount of Offering	553,846,153
Fund Ratio [Divide Sum of #1 by #2] Must be less than 0.25 (unless securities are Government Securities)	0.011736

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Rule 10f-3 Report – Definitions

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
Government Securities Offering

Timing and Price (check ONE or BOTH)

The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
YES NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
YES NO	No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:	Odette Rajwan	Date:	09-19-2012
Global Syndicate Team Member
Approved by:	Steven DeLaura	Date:	09-19-2012
Senior Global Syndicate Team Member

Definitions

Term	Definition
Fund Ratio	Number appearing at the bottom of page 1 of 2 of the Rule 10f-3 Report form. It is the sum of the Funds’ participation in the offering divided by the total amount of the offering.
Eligible Foreign Offering
The securities are sold in a public offering conducted under the laws of a country other than the United States and
(a)the offering is subject to regulation in such country by a “foreign financial regulatory authority,” as defined in Section 2(a)(50) of the Investment Company Act of 1940;
(b)the securities were offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);
(c)financial statements, prepared and audited as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and
(d)if the issuer is a “domestic issuer,” i.e., other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Eligible Municipal Securities
The securities are direct obligations of, or obligations guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code.
(a)with respect to ratings, the securities
(1)have received an investment grade rating from at least one nationally recognized statistical rating organization (“NRSRO”); or
(2)have received one of the three highest ratings from an NRSRO, if the issuer of the municipal securities, or the entity supplying the revenue or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors.
(b) The purchases of municipal securities, if any, were not designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering
The securities are sold in an offering where
(a)the securities are offered or sold in transactions exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;
(b)the securities were sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A (“QIBs”); and
(c)the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A

Government Securities Offering
The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing

U.S. Registered Public Offering.	The securities offered are registered under the Securities Act of 1933 that are being offered to the public.